Exhibit 16.1

October 22, 2014

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

RE:     Cardigant Medical, Inc.

We have read the statements under Item 4.01 of the Current Report on Form 8-K of Cardigant Medical, Inc. dated October 20, 2014 to be filed with the Securities and Exchange Commission on October 22, 2014. We agree with all statements pertaining to us and have no basis to agree or disagree with any other statements made in Item 4.01.

Yours truly,

/s/ Farber Hass Hurley LLP

Farber Hass Hurley LLP